Exhibit 99.1

Independence Realty Trust Announces Closing of $350 Million Credit Facility

PHILADELPHIA – (BUSINESS WIRE) – May 9, 2019 – Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced that its operating partnership, Independence Realty Operating Partnership, LP, closed on a new $350 million unsecured revolving credit facility refinancing the previous unsecured credit facility. The new credit facility: increases the size of the revolving credit facility by $50 million; extends maturities by two years to May 2023; and lowers borrowing costs. Borrowing under the new credit facility will bear interest at LIBOR plus 1.25% to 2.00%, based on IRT’s leverage ratio, which represents a five basis point reduction in the spread.

The credit facility also includes an accordion feature that allows for an additional $250 million of capacity, resulting in a maximum borrowing capacity of $600 million. Any such increase must be in increments of at least $25 million, may be designated as a single incremental term loan, and is subject to customary conditions, including obtaining commitments from any one or more lenders to provide such increased amounts.

Citibank, N.A. and KeyBanc Capital Markets are Joint Bookrunners, and Citibank, N.A., KeyBanc Capital Markets, and Huntington National Bank are Joint Lead Arrangers with respect to the new credit agreement. The existing lender group and new institutional banks participated in the new credit facility.

“This agreement increases our capacity, lowers our interest rates, extends maturities, and most importantly offers flexibility for future growth initiatives,” said Scott Schaeffer, IRT’s Chairman and Chief Executive Officer. “Furthermore, the new facility demonstrates our commitment to prudent balance sheet management, and we’d like to thank our lending partners for their continued support.”

Initial borrowings under the new credit facility were used to pay closing costs and repay the outstanding balance of the prior credit agreement, leaving approximately $218.1 million of undrawn capacity.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that, as of March 31, 2019, owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in IRT’s filings with the Securities and Exchange Commission. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Corporate Headquarters
1835 Market Street
Suite 2601
Philadelphia, PA 19103
267.270.4800

Independence Realty Trust, Inc. Contacts
Ted McHugh and Lauren Tarola
Edelman Financial Communications & Capital Markets
917.530.7792
IRT@edelman.com